UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
September 18, 2012

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)
North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 31st Avenue SW, Suite 60 PO Box 1988 Minot, ND 58702
(Address of principal executive offices, including zip code)
(701) 837-4738
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.07.                          Submission of Matters to a Vote of Security Holders.
On September 18, 2012, the Company held its 2012 Annual Meeting of Shareholders (the "Annual Meeting").  As of July 20, 2012, the record date for shareholders entitled to vote at the Annual Meeting, there were 91,722,823 common shares of beneficial interest ("Shares") outstanding and entitled to vote at the Annual Meeting.  Of the Shares entitled to vote, 68,540,713, or approximately 74.7% of the Shares, were present or represented by proxy at the Annual Meeting, constituting a quorum under the Company's Articles of Amendment and Third Restated Declaration of Trust.  There were three matters presented and voted on at the Annual meeting.  Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results with respect to each such matter.
Proposal 1 –Election of nine nominees to serve on the Board of Trustees for a one-year term and until their respective successors are duly elected.
Nominee	For	Withheld	Broker Non-Votes
			29,093,930
Linda Hall Keller	38,130,023	1,316,760
Timothy Mihalick	38,630,360	816,423
Jeffrey Miller	38,364,595	1,082,188
John Reed	38,664,945	781,838
W. David Scott	38,176,563	1,270,220
Stephen Stenehjem	38,872,017	574,766
John Stewart	38,904,782	542,001
Thomas Wentz, Jr.	38,805,710	641,073
Jeffrey Woodbury	38,151,335	1,295,448

The shareholders elected all nine of the Company's nominees for trustee.
Proposal 2 –Non-binding advisory resolution on executive compensation.
	For	Against	Abstain	Broker Non-Votes
				29,093,930
Votes Cast	37,391,792	1,554,400	500,591

Proposal 3 –Ratification of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2013.
	For	Against	Abstain	Broker Non-Votes
				0
Votes Cast	67,412,748	641,040	486,925

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date: September 20, 2012